Exhibit 10.4

REAL ESTATE MATTERS AGREEMENT

This Real Estate Matters Agreement (this “Agreement”) is entered into on February 29, 2020, by and between Ingersoll-Rand plc, a Republic of Ireland public limited company (“Moon”) and Ingersoll-Rand U.S. Holdco, Inc., a Delaware corporation (“SpinCo”).

R E C I T A L S:

WHEREAS, in accordance with the Separation and Distribution Agreement dated as of April 30, 2019, by and between Moon and SpinCo (the “Separation Agreement”), the Moon Group has transferred or will transfer to the SpinCo Group, certain assets owned by Moon but necessary to the SpinCo Business;

WHEREAS, in accordance with the Separation Agreement, the SpinCo Group has transferred or will transfer to the Moon Group certain assets owned by the SpinCo Group but necessary to the Moon Business; and

WHEREAS, the parties desire to set forth certain agreements regarding real estate matters.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements set forth below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1          Definitions.  The following terms, as used herein, shall have the meanings stated below.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement.

(a)         “Actual Completion Date” means, with respect to each Moon Property and each SpinCo Property, the date upon which completion of the transfer, assignment, lease, sublease, split lease and/or license of that property actually takes place.

(b)         “Allocation Principle” means the principle that: (1) any Property that is Majority Occupied by one party will be allocated in full to such party (the “Majority Occupant”); and (2) the other party (the “Minority Occupant”) is generally expected to relocate (either to a different Property or elsewhere) to enable consolidation of operations by the parties, but in no event shall the Minority Occupant be required to vacate earlier than the expiration date of any applicable lease or sublease entered into pursuant to this Agreement.

(c)          “Colocation Sites Schedule” means Schedule 2 attached hereto, as updated from time to time prior to the Distribution Date pursuant to Section 2.21.

(d)          “Damaged Property” has the meaning ascribed to such term in Section 2.17(a).

(e)          “Documents” means the Transaction Documents and the Merger Agreement.

(f)          “Excluded Personal Property” means that certain equipment, office equipment, trade fixtures, furniture and any other personal property located at each Property which is scheduled as excluded personal property on any lease, and/or sublease entered into between Moon and SpinCo.

(g)          “Landlord” means the third-party landlord or sublandlord under a Moon Lease or SpinCo Lease, and its successors and assigns, and includes the holder of any other interest which is superior to the interest of the landlord or sublandlord under such Moon Lease or SpinCo Lease.

(h)          “Lease Assignment Form” means the form of lease assignment attached hereto as Exhibit 1.

(i)          “Lease Consents” means, as applicable (i) all consents or waivers required from the Landlord or other third parties under the Relevant Leases to assign the Relevant Leases to SpinCo or Moon, as applicable, or to sublease the Sublease Properties to SpinCo or Moon, as applicable, or to lease or sublease the Leaseback Properties to SpinCo or Moon, as applicable, or to permit the sharing of the Shared Service Properties to SpinCo or Moon, as applicable and (ii) all consents or waivers required from the Landlord or other third parties under Pre-Split Leases and all agreements with the Landlord or other third parties with respect to the Pre-Split Leases to terminate the Pre-Split Leases and to enter into the Split Leases with SpinCo or Moon, as applicable, including, for the avoidance of doubt, any consents or waivers required to permit the Distribution or Merger.

(j)          “Lease Form” means the form of lease negotiated in good faith between the relevant parties that reflects, among other terms, the Property (or portion thereof) being leased by the Majority Occupant to the Minority Occupant.

(k)          “Leaseback Properties” means the SpinCo Leaseback Properties and the Moon Leaseback Properties.

(l)          “Majority Occupant” has the meaning ascribed to such term in the definition of the term “Allocation Principle.”

(m)          “Majority Occupied” means either (i) maintaining operations on more than 50% of the usable square footage of a particular Property, or (ii) employing more than 50% of the employees and contractors, taken as a whole, at such Property; whichever method is more commercially reasonable in determining the proper allocation of the Property as reasonably determined by the parties in good faith.

(n)          “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of April 30, 2019, by and among Moon, SpinCo, Clover and Charm Merge Sub Inc.

(o)          “Minority Occupant” has the meaning ascribed to such term in the definition of the term “Allocation Principle.”

(p)         “Moon Lease” means, in relation to each Moon Property, the lease(s) or sublease(s) or license(s) under which Moon or its applicable Subsidiary holds such Moon Leased Property and any other supplemental document completed prior to the Actual Completion Date.

(q)         “Moon Leaseback Properties” means each of (a) those Moon Owned Properties identified as “Moon Owned Properties” and identified as “Leaseback Properties” on the Owned and Leased Properties Schedule, with respect to part of which SpinCo is to grant or has granted a lease back to Moon and (b) those Moon Leased Properties identified as “Moon Leased Properties” and identified as “Leaseback Properties” on the Owned and Leased Properties Schedule, with respect to part of which SpinCo is to sublease back or has subleased back to Moon.  Moon Leaseback Properties are to be transferred through deed transfer or lease assignment (as applicable) by Moon (or its Subsidiaries) to SpinCo (or its Subsidiaries) and a portion of which will then be leased or subleased (as applicable) back to Moon (or its Subsidiaries) prior to or as of the Distribution Date.

(r)          “Moon Leased Properties” means those Properties identified as “Moon Leased Properties” on the Owned and Leased Properties Schedule, which Properties are or were held pursuant to a lease with a  third-party and will be or have been (i) transferred by lease assignment from Moon (or its Subsidiaries) to SpinCo (or its Subsidiaries) or (ii) terminated and for which SpinCo (or its Subsidiaries) have entered into a new lease with such third-party for Property, in each case prior to or as of the Distribution Date subject to obtaining the necessary Lease Consent.

(s)         “Moon New Lease Properties” means those Properties identified as “Moon New Lease Properties” on the Colocation Sites Schedule, which Properties are owned by Moon (or its Subsidiaries) and a portion of which will be or has been leased to SpinCo (or its Subsidiaries) prior to or as of the Distribution Date.

(t)          “Moon Owned Properties” means those Properties identified as “Moon Owned Properties” on the Owned and Leased Properties Schedule, which Properties are or were owned by Moon (or its Subsidiaries) in fee and will transfer or have been transferred by deed to SpinCo (or its Subsidiaries) prior to or as of the Distribution Date.

(u)          “Moon Properties” means the Moon Owned Properties, the Moon Leased Properties, the Moon Sublease Properties, the Moon New Lease Properties, the Moon Leaseback Properties, the Moon Shared Service Properties, the Moon Split Lease Properties.

(v)          “Moon Shared Service Properties” means those Properties identified as “Moon Shared Service Properties” on the Shared Service Properties Schedule, which Properties will be held, as of the Distribution Date, pursuant to a lease with a third party by Moon (or its Subsidiaries) and which SpinCo (or its Subsidiaries) will be permitted to share, in part, certain space and/or services at the Moon Shared Service Properties pursuant to the applicable Shared Services Agreement prior to or as of the Distribution Date.

(w)           “Moon Split Lease Properties” means those Properties demised or to be demised unto Moon (or one of its Subsidiaries) pursuant to any Moon Split Lease.

(x)          “Moon Split Leases” means those new leases to be entered into by Moon (or its Subsidiaries) pursuant to Section 2.11.

(y)         “Moon Sublease Properties” means those Properties identified as “Moon Subleased Properties” on the Colocation Sites Schedule, which Properties are leased by Moon (or its Subsidiaries) and a portion of which will be or has been subleased to SpinCo (or its Subsidiaries) prior to or as of the Distribution Date subject to obtaining the necessary Lease Consents.

(z)          “New Lease Properties” means the SpinCo New Lease Properties and the Moon New Lease Properties.

(aa)        “Notice Date” has the meaning ascribed to such term in Section 2.15(c).

(bb)       “Owned and Leased Properties Schedule” means Schedule 1 attached hereto, as updated from time to time prior to the Distribution Date pursuant to Section 2.21.

(cc)        “Pre-Split Leases” means those Moon Leases or SpinCo Leases pursuant to which Moon (or its Subsidiaries) or SpinCo (or its Subsidiaries), as applicable, occupies the Split Lease Properties prior to the Actual Completion Date and which Pre-Split Leases are contemplated to be terminated on or prior to the Distribution Date pursuant to Section 2.11 hereof.

(dd)        “Properties” means the Moon Properties and the SpinCo Properties.

(ee)        “Relevant Leases” means those Moon Leases or SpinCo Leases with respect to which the Landlord’s consent is required for (x) assignment, sublease or sharing of spaces/services to a member of the Moon Group or a member of the SpinCo Group, as applicable, as contemplated by the Separation Agreement or hereunder, or (y) any of the other transactions contemplated by the Separation Agreement or the other Documents.

(ff)         “Retained Parts” means each of those parts of (i) the Moon Owned Properties and the Moon Leased Properties which, following transfer or assignment to SpinCo, are intended to be leased, subleased or licensed to Moon, (ii) the SpinCo Owned Properties and the SpinCo Leased Properties which, following the transfer or assignment to Moon, are intended to be leased, subleased or licensed to SpinCo, (iii) those parts of the Sublease Properties and the Moon New Lease Properties which will not, and which are not intended to, be leased, subleased or licensed to SpinCo in accordance with this Agreement and (iv) those parts of the Sublease Properties and the SpinCo New Lease Properties which will not, and which are not intended to, be leased, subleased or licensed to Moon in accordance with this Agreement.

(gg)        “Shared Services Agreement” means each of the facility services agreement negotiated in good faith between the relevant parties.

(hh)        “Shared Service Properties” means the SpinCo Shared Service Properties and the Moon Shared Service Properties.

(ii)         “Shared Service Properties Schedule” means Schedule 3 attached hereto.

(jj)         “SpinCo Lease” means, in relation to each SpinCo Property, the lease(s) or sublease(s) or license(s) under which SpinCo or its applicable Subsidiary holds such SpinCo Property and any other supplemental document completed prior to the Actual Completion Date.

(kk)       “SpinCo Leaseback Properties” means each of (a) those SpinCo Owned Properties identified as “SpinCo Owned Properties” and identified as “Leaseback Properties” on the Owned and Leased Properties Schedule, with respect to part of which Moon is to grant or has granted a lease back to SpinCo and (b) those SpinCo Leased Properties identified as “SpinCo Leased Properties” and identified as “Leaseback Properties” on the Owned and Leased Properties Schedule, with respect to part of which Moon is to sublease back or has subleased back to SpinCo. SpinCo Leaseback Properties are to be transferred through deed transfer or lease assignment (as applicable) by SpinCo (or its Subsidiaries) to Moon (or its Subsidiaries) and a portion of which will then be leased or subleased (as applicable) back to SpinCo (or its Subsidiaries) prior to or as of the Distribution Date, subject to obtaining the necessary Lease Consents.

(ll)        “SpinCo Leased Properties” means those Properties identified as “SpinCo Leased Properties” on the Owned and Leased Properties Schedule, which Properties are or were held pursuant to a lease with a third party by SpinCo (or its Subsidiaries) and will be or have been (i) transferred by lease assignment to Moon (or its Subsidiaries) or (ii) terminated and for which Moon (or its Subsidiaries) have entered into a new lease with such third-party for such Property, in each case prior to or as of the Distribution Date subject to obtaining the necessary Lease Consents.

(mm)     “SpinCo New Lease Properties” means those Properties identified as “SpinCo New Lease Properties” on the Colocation Sites Schedule, which Properties are owned by SpinCo (or its Subsidiaries) and a portion of which will be or has been leased to Moon (or its Subsidiaries) prior to or as of the Distribution Date.

(nn)       “SpinCo Owned Properties” means those Properties identified as “SpinCo Owned Properties” on the Owned and Leased Properties Schedule, which Properties are or were owned by SpinCo (or its Subsidiaries) and will transfer or have been transferred by deed to Moon (or its Subsidiaries) in fee prior to or as of the Distribution Date.

(oo)      “SpinCo Properties” means the SpinCo Owned Properties, the SpinCo Leased Properties, the SpinCo Sublease Properties, the SpinCo New Lease Properties, the SpinCo Leaseback Properties, the SpinCo Shared Service Properties, the SpinCo Split Lease Properties.

(pp)       SpinCo Shared Service Properties” means those Properties identified as “SpinCo Shared Service Properties” on the Shared Service Properties Schedule, which Properties will be held, as of the Distribution Date, pursuant to a lease with a third party by SpinCo (or its Subsidiaries) which Moon (or its Subsidiaries) will be permitted to share, in part, certain space and/or services at the SpinCo Shared Service Properties pursuant to the applicable Shared Serviced Agreement prior to or as of the Distribution Date subject to obtaining the necessary Lease Consents.

(qq)       “SpinCo Split Lease Properties” means those Properties demised or to be demised unto SpinCo (or one of its Subsidiaries) pursuant to any SpinCo Split Lease.

(rr)         “SpinCo Split Leases” means those new leases to be entered into by SpinCo (or its Subsidiaries) pursuant to Section 2.11.

(ss)          “SpinCo Sublease Properties” means those Properties identified as “SpinCo Sublease Properties” on the Colocation Sites Schedule, which Properties are leased by SpinCo (or its Subsidiaries) and a portion of which will be or has been subleased to Moon (or its Subsidiaries) prior to or as of the Distribution Date subject to obtaining the necessary Lease Consents.

(tt)          “Split Lease Properties” means those Properties identified as “Split Lease Properties” on the Colocation Sites Schedule, which Properties are or were leased by one of SpinCo (or its Subsidiaries) or Moon (or its Subsidiaries) pursuant to a Pre-Split Lease, which Pre-Split Lease will be terminated on or prior to the Distribution Date subject to obtaining the necessary Lease Consents and, following such termination, which Properties will be or have been demised in part pursuant to a SpinCo Split Lease and in part pursuant to a Moon Split Lease, in each case subject to Section 2.11.

(uu)       “Split Leases” means the Moon Split Leases and the SpinCo Split Leases.

(vv)       “Sublease Form” means the form of sublease attached hereto as Exhibit 2.

(ww)      “Sublease Properties” means the SpinCo Sublease Properties and the Moon Sublease Properties.

ARTICLE II
PROPERTY IN THE UNITED STATES

Section 2.1          Moon Owned Property.

(a)         Moon shall convey or cause its applicable Subsidiary to convey each of the Moon Owned Properties (together with all improvements thereon and all rights and easements appurtenant thereto) to SpinCo or its applicable Subsidiary, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Documents.  Such conveyance shall be completed on or before the Distribution Date.

(b)         Subject to the completion of the conveyance to SpinCo or its applicable Subsidiary of the relevant Moon Owned Property, with respect to each Moon Owned Property which is a Moon Leaseback Property, SpinCo shall grant to Moon or its applicable Subsidiary a lease of that part of the relevant Moon Owned Property identified on the Colocation Sites Schedule and Moon or its applicable Subsidiary shall accept the same.  Such lease shall be on the Lease Form, as reasonably adjusted and agreed to by Moon and SpinCo to account for local law requirements and site specific issues, and completed on or before the Distribution Date.

Section 2.2          SpinCo Owned Property.

(a)         SpinCo shall convey or cause its applicable Subsidiary to convey each of the SpinCo Owned Properties (together with all improvements thereon and all rights and easements appurtenant thereto) to Moon or its applicable Subsidiary, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Documents.  Such conveyance shall be completed on or before the Distribution Date.

(b)        Subject to the completion of the conveyance to Moon or its applicable Subsidiary of the relevant SpinCo Owned Property, with respect to each SpinCo Owned Property which is a SpinCo Leaseback Property, Moon shall grant to SpinCo or its applicable Subsidiary a lease of that part of the relevant SpinCo Owned Property identified on the Colocation Sites Schedule and SpinCo or its applicable Subsidiary shall accept the same.  Such lease shall be on the Lease Form, as reasonably adjusted and agreed to by Moon and SpinCo to account for local law requirements and site specific issues, and completed before the Distribution Date.

Section 2.3          Moon Leased Property.

(a)          Moon shall assign or cause its applicable Subsidiary to assign, and SpinCo or its applicable Subsidiary shall accept and assume, Moon’s or its Subsidiary’s interest in the Moon Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Documents.  Such assignment shall be completed on or before the Distribution Date; provided if Lease Consent is required but not obtained prior to the Distribution Date for any assignment, the assignment shall be completed on the earlier of (A) the tenth (10th) Business Day after the relevant Lease Consent has been granted and (B) the date agreed upon by the parties in accordance with Section 2.15(a).

(b)         Subject to the completion of the assignment to SpinCo or its applicable Subsidiary of the relevant Moon Leased Property, with respect to each Moon Leased Property which is also a Moon Leaseback Property, SpinCo or its applicable Subsidiary shall grant to Moon or its applicable Subsidiary a sublease of that part of the relevant Moon Leased Property identified on the Colocation Sites Schedule and Moon or its applicable Subsidiary shall accept the same.  Such sublease shall be on the Sublease Form, as reasonably adjusted and agreed to by Moon and SpinCo to account for local law requirements and site specific issues, and completed as soon as practical following completion of the transfer of the relevant Moon Leased Property to SpinCo or its applicable Subsidiary subject to obtaining the necessary Lease Consents.

Section 2.4          SpinCo Leased Property.

(a)         SpinCo shall assign or cause its applicable Subsidiary to assign, and Moon or its applicable Subsidiary shall accept and assume, SpinCo’s or its Subsidiary’s interest in the SpinCo Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Documents.  Such assignment shall be completed on or before the Distribution Date; provided if Lease Consent is required but not obtained prior to the Distribution Date for any assignment, the assignment shall be completed on the earlier of (A) the tenth (10th) Business Day after the relevant Lease Consent has been granted and (B) the date agreed upon by the parties in accordance with Section 2.15(a).

(b)         Subject to the completion of the assignment to Moon or its applicable Subsidiary of the relevant SpinCo Leased Property, with respect to each SpinCo Leased Property which is also a SpinCo Leaseback Property, Moon or its applicable Subsidiary shall grant to SpinCo or its applicable Subsidiary a sublease of that part of the relevant SpinCo Leased Property identified on the Colocation Sites Schedule and SpinCo or its applicable Subsidiary shall accept the same.  Such sublease shall be on the Sublease Form, as reasonably adjusted and agreed to by Moon and SpinCo to account for local law requirements and site specific issues, and completed as soon as practical following completion of the transfer of the relevant SpinCo Leased Property to Moon or its applicable Subsidiary subject to obtaining the necessary Lease Consents.

Section 2.5          Moon Sublease Properties.  Moon shall grant or cause its applicable Subsidiary to grant to SpinCo or its applicable Subsidiary a sublease of that part of the relevant Moon Sublease Property identified on the Colocation Sites Schedule and SpinCo or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Documents.  Such sublease shall be on the Sublease Form, as reasonably adjusted and agreed to by Moon and SpinCo to account for local law requirements and site specific issues, and completed on or before the Distribution Date; provided if Lease Consent is required but not obtained prior to the Distribution Date for any sublease, the sublease shall be completed on the earlier of (i) the tenth (10th) Business Day after the relevant Lease Consent has been granted and (ii) the date agreed upon by the parties in accordance with Section 2.15(a).

Section 2.6          SpinCo Sublease Properties.  SpinCo shall grant or cause its applicable Subsidiary to grant to Moon or its applicable Subsidiary a sublease of that part of the relevant SpinCo Sublease Property identified on the Colocation Sites Schedule and Moon or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Documents.  Such sublease shall be on the Sublease Form, as reasonably adjusted and agreed to by Moon and SpinCo to account for local law requirements and site specific issues, and completed on or before the Distribution Date; provided if Lease Consent is required but not obtained prior to the Distribution Date for any sublease, the sublease shall be completed on the earlier of (i) the tenth (10th) Business Day after the relevant Lease Consent has been granted and (ii) the date agreed upon by the parties in accordance with Section 2.15(a).

Section 2.7         Moon Shared Service Properties.  Moon shall grant or cause its applicable Subsidiary to grant to SpinCo or its applicable Subsidiary a non-exclusive right to use certain space and/or services included as part of the relevant Moon Shared Service Property identified on the Shared Service Properties Schedule and SpinCo or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Documents pursuant to a Shared Services Agreement as reasonably agreed to by Moon and SpinCo and completed on or before the Distribution Date; provided if Lease Consent is required but not obtained prior to the Distribution Date for any such sharing, the Shared Services Agreement shall be effective as of the earlier of (i) the tenth (10th) Business Day after the relevant Lease Consent has been granted and (ii) the date agreed upon by the parties in accordance with Section 2.15(a).

Section 2.8          SpinCo Shared Service Properties.  SpinCo shall grant or cause its applicable Subsidiary to grant to Moon or its applicable Subsidiary a non-exclusive right to use certain space and/or services included as part of the relevant SpinCo Shared Service Property identified on the Shared Service Properties Schedule and Moon or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Documents pursuant to a Shared Services Agreement as reasonably agreed to by Moon and SpinCo and completed on or before the Distribution Date; provided if Lease Consent is required but not obtained prior to the Distribution Date for any such sharing, the Shared Services Agreement shall be effective as of the earlier of (i) the tenth (10th) Business Day after the relevant Lease Consent has been granted and (ii) the date agreed upon by the parties in accordance with Section 2.15(a).

Section 2.9          Moon New Lease Properties.  Moon shall grant or cause its applicable Subsidiary to grant to SpinCo or its applicable Subsidiary a lease of those parts of the Moon New Lease Properties identified on the Colocation Sites Schedule and SpinCo or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Documents.  Such lease shall be completed on or before the Distribution Date and based on the Lease Form, as reasonably adjusted and agreed to by Moon and SpinCo to account for local law requirements and site specific issues.

Section 2.10        SpinCo New Lease Properties.  SpinCo shall grant or cause its applicable Subsidiary to grant to Moon or its applicable Subsidiary a lease of those parts of the SpinCo New Lease Properties identified on the Colocation Sites Schedule and Moon or its applicable Subsidiary shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Documents.  Such lease shall be completed on or before the Distribution Date and based on the Lease Form, as reasonably adjusted and agreed to by Moon and SpinCo to account for local law requirements and site specific issues.

Section 2.11         Split Lease Properties.

(a)        On or prior to the Distribution Date, (i) Moon shall terminate or cause its applicable Subsidiary to terminate each Pre-Split Lease which is a Moon Lease on or prior to the Distribution Date subject to obtaining the necessary Lease Consents, (ii) contemporaneously with the termination described in the foregoing clause (i), Moon (or its Subsidiaries) shall enter into a new lease for a portion of each Split Lease Property on terms mutually agreed upon between Moon and the applicable Landlord demising the portion of the Split Lease Property agreed to among Moon, SpinCo and each applicable Landlord (provided, that, for the avoidance of doubt, such demised portion shall in no event include all or any portion of the Split Lease Property demised to SpinCo (or its Subsidiary) pursuant to the following clause (iii)), in each case subject to obtaining the necessary Lease Consents and (iii) contemporaneously with the termination described in the foregoing clause (i), SpinCo (or its Subsidiaries) shall enter into a new lease for a portion of each Split Lease Property on terms mutually agreed upon between SpinCo and the applicable Landlord demising the portion of the Split Lease Property agreed to among Moon, SpinCo and each applicable Landlord (provided, that, for the avoidance of doubt, such demised portion shall in no event include all or any portion of the Split Lease Property demised to Moon (or its Subsidiary) pursuant to the foregoing clause (ii)), in each case subject to obtaining the necessary Lease Consents.

(b)       On or prior to the Distribution Date, (i) SpinCo shall terminate or cause its applicable Subsidiary to terminate each Pre-Split Lease which is a SpinCo Lease on or prior to the Distribution Date subject to obtaining the necessary Lease Consents, (ii) contemporaneously with the termination described in the foregoing clause (i), SpinCo (or its Subsidiaries) shall enter into a new lease for a portion of each Split Lease Property on terms mutually agreed upon between SpinCo and the applicable Landlord demising the portion of the Split Lease Property agreed to among Moon, SpinCo and each applicable Landlord (provided, that, for the avoidance of doubt, such demised portion shall in no event include all or any portion of the Split Lease Property demised to Moon (or its Subsidiary) pursuant to the following clause (iii)), in each case subject to obtaining the necessary Lease Consents and (iii) contemporaneously with the termination described in the foregoing clause (i), Moon (or its Subsidiaries) shall enter into a new lease for a portion of each Split Lease Property on terms mutually agreed upon between Moon and the applicable Landlord demising the portion of the Split Lease Property agreed to among Moon, SpinCo and each applicable Landlord (provided, that, for the avoidance of doubt, such demised portion shall in no event include all or any portion of the Split Lease Property demised to SpinCo (or its Subsidiary) pursuant to the foregoing clause (ii)), in each case subject to obtaining the necessary Lease Consents.

Section 2.12        Obtaining the Lease Consents.

(a)        Moon and SpinCo confirm that, with respect to each Moon Leased Property, SpinCo Leased Property, Moon Sublease Property, Moon Leaseback Property which is a Moon Leased Property, SpinCo Sublease Property, SpinCo Leaseback Property which is a SpinCo Leased Property, Moon Shared Service Property, SpinCo Shared Service Property and Split Lease Property, to the extent required by the Relevant Lease, an application has been made to the relevant Landlord for the Lease Consents required with respect to the transactions contemplated by this Agreement, the Separation Agreement or the other Documents. Moon shall be, and has at all times been, primarily responsible for requesting, negotiating and obtaining all Lease Consents.

(b)         Moon shall use reasonable best efforts to obtain the Lease Consents, but Moon shall not be required to commence judicial proceedings for a declaration that a Lease Consent has been unreasonably withheld, conditioned or delayed, nor shall Moon be required to pay any consideration in excess of that required by the Relevant Lease to obtain the relevant Lease Consent.

(c)          Moon and SpinCo will promptly satisfy the lawful requirements of the Landlord, and Moon and SpinCo, will take all reasonable steps to assist the other in obtaining the Lease Consents, including, without limitation:

(i)         if reasonably required by the Landlord, entering into an agreement with the relevant Landlord to observe and perform the tenant’s obligations contained in the Relevant Lease from and after the Distribution Date throughout the remainder of the term of the Relevant Lease, subject to any statutory limitations of such liability;

(ii)         if reasonably required by the Landlord, providing a guarantee, surety or other commercially reasonable security (including, without limitation, a security deposit) for the obligations of SpinCo or Moon, as applicable, or its applicable Subsidiary as tenant under the Relevant Lease, and otherwise taking all steps which are reasonably necessary and which it is capable of doing to meet the lawful requirements of the Landlord so as to ensure that the Lease Consents are obtained; provided, however, in no event shall any member of the Clover Group other than SpinCo or its Subsidiaries be required to deliver any such security and any required security deposit shall be expressly provided for in the Relevant Lease; and

(iii)       using commercially reasonable efforts to assist Moon with obtaining the Landlord’s consent to the release of any guarantee, surety or other security which Moon may have previously provided to the Landlord and, if required and, subject to the limitations contained in Section 2.12(c)(ii), offering the same or equivalent security to the Landlord in order to obtain such release, including a guarantee from SpinCo or a Subsidiary thereof with respect to any Property where the tenant, subtenant or licensee (as the case may be) following the Distribution Date is SpinCo or its Subsidiaries.

(d)         If, with respect to any Leased Properties, Moon and SpinCo are unable to obtain a release by the Landlord of any guarantee, surety or other security which the Moon or SpinCo, as applicable, their Affiliates has previously provided to the Landlord, SpinCo or Moon, as applicable, shall indemnify, defend, protect and hold harmless the other party from and after the Distribution Date against all losses, costs, claims, damages, or liabilities accruing after the Distribution Date and incurred by Moon or SpinCo, as applicable, as a result of such guarantee, surety or other security.

Section 2.13        Occupancy by SpinCo.

(a)         Subject to compliance with Section 2.13(b), in the event that the Actual Completion Date for any Moon Owned Property, Moon New Lease Property, Moon Leased Property, Moon Sublease Property, Moon Shared Service Property or Split Lease Property does not occur on or before the Distribution Date, SpinCo shall, commencing on or prior to the Distribution Date, be entitled to occupy and receive the rental income from the relevant Moon Property (except to the extent that the same is a Retained Part) as a licensee upon the terms and conditions contained in the Moon Lease (as to Moon Leased Properties), upon the terms and conditions contained in the Sublease Form (as to Moon Sublease Properties), upon the terms and conditions contained in the Lease Form (as to Moon Owned Properties and Moon New Lease Properties), upon the terms and conditions contained in a Shared Services Agreement (as to Moon Shared Service Properties) or upon the terms and conditions contained in the Pre-Split Lease with respect to the portion of the Split Lease Property that is to be a SpinCo Split Lease Property (as to Split Lease Properties). Such license shall not be revocable prior to the date for completion as provided in Section 2.1(a), Section 2.3(a) or Section 2.5 unless an enforcement action or forfeiture by the relevant Landlord due to SpinCo’s occupancy of the Moon Property constituting a breach of the Moon Lease cannot, in the reasonable opinion of Moon, be avoided other than by requiring SpinCo to immediately vacate the relevant Moon Property, in which case Moon may by notice to SpinCo immediately require SpinCo to vacate the relevant Moon Property. SpinCo will be responsible for all costs, expenses and liabilities incurred by Moon or its applicable Subsidiary as a consequence of such occupancy, except for any losses, claims, costs, demands and liabilities incurred by Moon or its Subsidiary as a result of any enforcement action or forfeiture taken by the Landlord against Moon or its Subsidiary with respect to any breach by Moon or its Subsidiary of the Relevant Lease in permitting SpinCo to so occupy the Moon Property without obtaining the required Lease Consent, for which Moon or its Subsidiary shall be solely responsible.  SpinCo shall not be entitled to make any claim or demand against, or obtain reimbursement from, Moon or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by SpinCo as a consequence of being obliged to vacate the Moon Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against SpinCo.

(b)         In the event that the Actual Completion Date for any Moon Owned Property, Moon New Lease Property, Moon Leased Property, Moon Sublease Property, Moon Shared Service Property or Split Lease Property does not occur on or before the Distribution Date, whether or not SpinCo occupies a Moon Property as licensee as provided in Section 2.13(a), SpinCo shall, effective as of or prior to the Distribution Date, (i) pay Moon all rents, service charges, insurance premiums and other sums payable by Moon or its applicable Subsidiary under any Relevant Lease (as to Moon Leased Properties), under the Lease Form (as to Moon Owned Properties or Moon New Lease Properties), under the Sublease Form (as to Moon Sublease Properties), under a Shared Services Agreement (as to Moon Shared Service Properties) or under the Pre-Split Lease with respect to the portion of the Split Lease Property that is to be a SpinCo Split Lease Property (as to Split Lease Properties), (ii) observe, in all material respects, the tenant’s covenants, obligations and conditions contained in the Moon Lease (as to Moon Leased Properties), in the Sublease Form (as to Moon Sublease Properties), in a Shared Services Agreement (as to Moon Shared Service Properties) or in the Pre-Split Lease with respect to the portion of the Split Lease Property that is to be a SpinCo Split Lease Property (as to Split Lease Properties) and (iii) subject to the limitations contained in Section 2.13(a) indemnify, defend, protect and hold harmless Moon and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by SpinCo.

(c)         Moon shall supply promptly to SpinCo copies of all invoices, demands, notices and other communications received by Moon or its or its applicable Subsidiaries or agents in connection with any of the matters for which SpinCo may be liable to make any payment or perform any obligation pursuant to Section 2.13(b), and shall, at SpinCo’s cost,(x) take any steps and pass on any objections which SpinCo may have in connection with any such matters and (y) at the direction of SpinCo, enforce Moon’s rights against the Landlord under the Relevant Lease. SpinCo shall promptly supply to Moon any notices, demands, invoices and other communications received by SpinCo or its agents from any Landlord while SpinCo occupies any Moon Property without the relevant Lease Consent.

Section 2.14        Occupancy by Moon.

(a)         Subject to compliance with Section 2.14(b), in the event that the Actual Completion Date for any SpinCo Owned Property, SpinCo New Lease Property, SpinCo Leased Property, SpinCo Sublease Property, SpinCo Shared Service Property or Split Lease Property does not occur on or before the Distribution Date, Moon shall, commencing on or prior to the Distribution Date, be entitled to occupy and receive the rental income from the relevant SpinCo Property (except to the extent that the same is a Retained Part) as a licensee upon the terms and conditions contained in the SpinCo Lease (as to SpinCo Leased Properties), upon the terms and conditions contained in the Sublease Form (as to SpinCo Sublease Properties), upon the terms and conditions contained in the Lease Form (as to SpinCo Owned Properties or SpinCo New Lease Properties), upon the terms and conditions in a Shared Services Agreement (as to SpinCo Shared Service Properties) or upon the terms and conditions contained in the Pre-Split Lease with respect to the portion of the Split Lease Property that is to be a Moon Split Lease Property (as to Split Lease Properties). Such license shall not be revocable prior to the date for completion as provided in Section 2.2(a), 2.4(a) or 2.6(a) unless an enforcement action or forfeiture by the relevant Landlord due to Moon’s occupancy of the SpinCo Property constituting a breach of the SpinCo Lease cannot, in the reasonable opinion of SpinCo, be avoided other than by requiring Moon to immediately vacate the relevant SpinCo Property, in which case SpinCo may by notice to Moon immediately require Moon to vacate the relevant SpinCo Property. Moon will be responsible for all costs, expenses and liabilities incurred by SpinCo or its applicable Subsidiary as a consequence of such occupancy, except for any losses, claims, costs, demands and liabilities incurred by SpinCo or its Subsidiary as a result of any enforcement action or forfeiture taken by the Landlord against SpinCo or its Subsidiary with respect to any breach by SpinCo or its Subsidiary of the Relevant Lease in permitting Moon to so occupy the SpinCo Property without obtaining the required Lease Consent, for which SpinCo or its Subsidiary shall be solely responsible. Moon shall not be entitled to make any claim or demand against, or obtain reimbursement from, SpinCo or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Moon as a consequence of being obliged to vacate the SpinCo Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Moon.

(b)         In the event that the Actual Completion Date for any SpinCo Owned Property, SpinCo New Lease Property, SpinCo Leased Property, SpinCo Sublease Property, SpinCo Shared Service Property or Split Lease Property does not occur on or before the Distribution Date, whether or not Moon occupies a SpinCo Property as licensee as provided in Section 2.14(a), Moon shall, effective as of or prior to the Distribution Date, (i) pay SpinCo all rents, service charges, insurance premiums and other sums payable by SpinCo or its applicable Subsidiary under any Relevant Lease (as to SpinCo Leased Properties), under the Lease Form (as to SpinCo Owned Properties or SpinCo New Lease Properties), under the Sublease Form (as to SpinCo Sublease Properties), under a Shared Services Agreement (as to SpinCo Shared Service Properties) or under the Pre-Split Lease with respect to the portion of the Split Lease Property that is to be a Moon Split Lease Property (as to Split Lease Properties), (ii) observe, in all material respects, the tenant’s covenants, obligations and conditions contained in the SpinCo Lease (as to SpinCo Leased Properties), in the Sublease Form (as to SpinCo Sublease Properties), in a Shared Services Agreement (as to SpinCo Shared Service Properties) or in the Pre-Split Lease with respect to the portion of the Split Lease Property that is to be a Moon Split Lease Property (as to Split Lease Properties) and (iii) subject to the limitations contained in Section 2.14(a) Moon shall indemnify, defend, protect and hold harmless SpinCo and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by Moon.

(c)         SpinCo shall supply promptly to Moon copies of all invoices, demands, notices and other communications received by SpinCo or its or its applicable Subsidiaries or agents in connection with any of the matters for which Moon may be liable to make any payment or perform any obligation pursuant to Section 2.14(b), and shall, at Moon’s cost, (x) take any steps and pass on any objections which Moon may have in connection with any such matters and (y) at the direction of Moon, enforce SpinCo’s rights under the Relevant Lease against the Landlord. Moon shall promptly supply to SpinCo any notices, demands, invoices and other communications received by Moon or its agents from any Landlord while Moon occupies any SpinCo Property without the relevant Lease Consent.

Section 2.15        Obligation to Complete.

(a)        If, with respect to any Moon Leased Property, SpinCo Leased Property, Moon Sublease Property, SpinCo Sublease Property, Moon Shared Service Property, SpinCo Shared Service Property, or Split Lease Property, at any time the relevant Lease Consent is lawfully, formally and unconditionally refused in writing, Moon, Clover and SpinCo shall commence good faith negotiations and use reasonable best efforts to determine how to allocate the applicable Property, based on the relative importance of the applicable Property to the operations of each party, the size of the applicable Property, the number of employees of each party at the applicable Property, the value of assets associated with each business, the cost to relocate, and the potential risk and liability to each party in the event any enforcement action is brought by the applicable Landlord. Such reasonable best efforts shall include consideration of alternate structures to accommodate the needs of each party and the allocation of the costs thereof, including entering into amendments of the size, term or other terms of the Relevant Lease, restructuring a proposed lease assignment to be a sublease and relocating one party.  If the parties are unable to agree upon an allocation of the Property within fifteen (15) days after commencement of negotiations between the parties as described above, then either party may, by delivering written notice to the other, require that the matter be referred to the Chief Financial Officers of each party.  In such event, the Chief Financial Officers shall use reasonable best efforts to determine the allocation of the Property, including having a meeting or telephone conference within ten (10) days thereafter.  If the parties are unable to agree upon the allocation of an applicable Property within fifteen (15) days after the matter is referred to the Chief Financial Officers of the parties as described above, the disposition of the applicable Property and the risks associated therewith shall be allocated between the parties as set forth in Section 2.15(b) and (c).

(b)         If, with respect to any Moon Leased Property, SpinCo Leased Property or Split Lease Property, the parties are unable to agree upon the allocation of a Property as set forth in Section 2.15(a), the party named as tenant under the Relevant Lease or Pre-Split Lease, as applicable, may by written notice to the other party elect to apply to the relevant Landlord for consent to sublease all of the relevant Property to the other party for the remainder of the Relevant Lease term less one (1) day at a rent equal to the rent from time to time under the Relevant Lease or Pre-Split Lease, as applicable, but otherwise on substantially the same terms and conditions as the Relevant Lease or Pre-Split Lease, as applicable. If such party makes such an election, until such time as the relevant Lease Consent is obtained and a sublease is completed, the provisions of Section 2.13 and Section 2.14, as applicable, will apply and, on the grant of the Lease Consent required to sublease the Property in question, the named tenant shall sublease or cause its applicable Subsidiary to sublease to the other party or its Subsidiary the relevant Property in accordance with Section 2.5 or Section 2.6, as applicable.

(c)         If the parties are unable to agree upon the allocation of a Property as set forth in Section 2.15(a) and, as to any Moon Leased Property, SpinCo Leased Property, Moon Subleased Property, SpinCo Subleased Property or Split Lease Property, and neither party makes an election pursuant to Section 2.15(b) or if the Landlord does not grant the relevant Lease Consent referenced in Section 2.15(b), then the entity named on the Relevant Lease or the Pre-Split Lease, as applicable, may elect by written notice to the other party to require the other party to vacate the relevant Property by a date certain, which date shall allow a reasonable opportunity to make the appropriate practical arrangements to vacate the Property (considering the impact to both Moon and SpinCo), as may be specified in the notice (the “Notice Date”), in which case the recipient of such notice shall vacate the relevant Property on the Notice Date.

Section 2.16        Form of Transfer.

(a)         The conveyance to SpinCo or its Subsidiary of each relevant Moon Owned Property shall be in the form of a special or limited warranty deed, or its equivalent, in statutory form.  The conveyance to Moon or its Subsidiary of each relevant SpinCo Owned Property shall be in the form of a special or limited warranty deed, or its equivalent, in statutory form.

Section 2.17        Casualty; Lease Termination.

(a)         If, prior to the Actual Completion Date (but not after the Closing Date (as defined in the Merger Agreement)), any Moon Property (or any part thereof) shall be damaged or destroyed by a fire or other casualty (a “Casualty”, and any property subject to such Casualty, a “Damaged Property”), then, in any such event, Moon shall promptly notify SpinCo, and Moon shall proceed to effectuate the transfer of the Damaged Property under all the terms of this Agreement; subject, however, to the following: (1) unless Moon chooses to repair the Damaged Property pursuant to clause (2) below, SpinCo shall accept such Damaged Property subject to the damage or destruction in question; (2) prior to the Actual Completion Date, Moon shall have the right (but not the obligation) to repair or restore any such damage or destruction at Moon’s sole cost and expense, subject to the terms and provisions of any applicable Moon Lease, and (3) if Moon chooses not to repair or restore any such damage or destruction, Moon shall (x) assign all of its rights and promptly make available to SpinCo all insurance proceeds due or received by Moon in connection with the Casualty and (y) pay to SpinCo the amount of the deductible due under the applicable insurance policy.

(b)         If, prior to the Actual Completion Date (but not after the Closing Date (as defined in the Merger Agreement)), any SpinCo Property (or any part thereof) shall be damaged or destroyed by Casualty, then, in any such event SpinCo shall promptly notify Moon, and SpinCo shall proceed to effectuate the transfer of the Damaged Property under all the terms of this Agreement; subject, however, to the following: (1) unless SpinCo chooses to repair the Damaged Property pursuant to clause (2) below, Moon shall accept such Damaged Property subject to the damage or destruction in question; (2) prior to the Actual Completion Date, SpinCo shall have the right (but not the obligation) to repair or restore any such damage or destruction at SpinCo’s sole cost and expense, subject to the terms and provisions of any applicable SpinCo Lease, and (3) if SpinCo chooses not to repair or restore any such damage or destruction, SpinCo shall (x) assign all of its rights and promptly make available to Moon all insurance proceeds due or received by SpinCo in connection with the Casualty and (y) pay to Moon the amount of the deductible due under the applicable insurance policy.

(c)         Promptly following the execution of the Separation Agreement, Moon or SpinCo, as applicable, shall name (or caused to be named) the other party as an additional insured on any business interruption insurance policies affecting any Moon Property or SpinCo Property, as applicable; provided that following the Distribution Date, subject to the terms of the Documents each party shall be permitted to remove (and there shall be no obligation to name) the other party as an additional insured on any such insurance policy.

(d)         In addition, in the event that a Moon Lease with respect to a Moon Leased Property, a Moon Sublease Property, a Moon Shared Service Property or a Pre-Split Lease or a SpinCo Lease with respect to a SpinCo Leased Property, a SpinCo Sublease Property, a SpinCo Shared Service Property or a Pre-Split Lease is terminated prior to the Distribution Date, (i) Moon and SpinCo, respectively, shall not be required to assign, sublease or share such Property, (ii) SpinCo and Moon, respectively, shall not be required to accept an assignment, sublease or sharing of such Property and (iii) neither party shall have any further liability with respect to such Property hereunder.

Section 2.18        Fixtures and Fittings.  The provisions of the Separation Agreement and the other Documents shall apply to any equipment, office equipment, trade fixtures, furniture and any other personal property located at each Property (excluding any equipment, office equipment, trade fixtures, furniture and any other personal property owned by third parties), except for the applicable scheduled Excluded Personal Property.

Section 2.19        Costs.  Moon shall pay (i) all actual costs and expenses incurred in connection with obtaining the Lease Consents, including, without limitation, Landlord’s consent fees and attorneys’ fees and any costs and expenses relating to renegotiation of Moon Leases, SpinCo Leases and Split Leases, as applicable, and (ii) the costs relating to any alterations or improvements (such as demising walls and separate security and badging systems) reasonably required to separate Moon and SpinCo employees with respect to all Properties being shared between Moon and SpinCo following the Distribution Date. Moon shall also pay all actual costs and expenses in connection with the transfer of any Property pursuant to this Agreement, including title insurance premiums, escrow fees, recording fees, and any transfer taxes arising as a result of such transfers.

Section 2.20        Signing and Ratification.  Moon and SpinCo hereby ratify and authorize all signatures to any document entered into in connection with this Agreement by Moon and SpinCo, or each’s respective Subsidiaries, and the parties agree that to the extent any challenges arise to the authority of any such signature from and after the date hereof, Moon and SpinCo will cooperate to ratify such signatures and prepare any corporate authorizations or resolutions necessary therefor.

Section 2.21        Allocation of Properties.

(a)       Moon hereby represents and warrants to SpinCo that the Owned and Leased Properties Schedule and the Colocation Sites Schedule each were prepared in accordance with the Allocation Principle in all material respects and that any unoccupied and/or non-operating Property has been allocated to the party that historically occupied and/or operated such Property.

(b)         To the extent that the Owned and Leased Properties Schedule and the Colocation Sites Schedule require amendments made in accordance with the Allocation Principle in all material respects following the Distribution Date, Moon shall provide written notice to SpinCo prior to amending the Owned and Leased Properties Schedule or the Colocation Sites Schedule.  If SpinCo disputes in good faith the application of the Allocation Principle with respect to any such amendment, such dispute shall be resolved in accordance with Article VIII (Dispute Resolution) of the Separation Agreement.

ARTICLE III
PROPERTY OUTSIDE THE UNITED STATES

With respect to each of the Properties located outside the United States listed on the Owned and Leased Property Schedule and the Colocation Sites Schedule, as well as any additional properties acquired by Moon, SpinCo or a Subsidiary prior to the Distribution Date, Moon and SpinCo will use the appropriate form document attached hereto, translated into the local language, if customary under local practice, and modified to comply with local legal requirements to cause the appropriate transfers, assignments, leases, subleases, licenses or leasebacks to occur. Such transfers, assignments, leases, subleases, shared facility agreements or leasebacks shall, so far as the law in the jurisdiction in which such property is located permits, be on the same terms and conditions as provided in Article II and shall include such other deliveries (and the parties shall comply with such other customary procedures and formalities) as may be required by the laws of the jurisdiction in which the Property is located.  In the event of a conflict between the terms of this Agreement and the terms of such local agreements, the terms of the local agreements shall prevail.

ARTICLE IV
MISCELLANEOUS

Section 4.1          Corporate Power; Facsimile Signatures.

(a)          Moon represents on behalf of itself and on behalf of other members of the Moon Group, and SpinCo represents on behalf of itself and on behalf of other members of the SpinCo Group, as follows:

(i)          each such Person has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii)         this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

(b)          Notwithstanding any provision of this Agreement, the Separation Agreement or any other Transaction Document, neither Moon nor SpinCo shall be required to take or omit to take any act that would violate its fiduciary duties to any minority stockholders of any non-wholly owned Subsidiary of Moon or SpinCo, as the case may be (it being understood that directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned).

Section 4.2          Governing Law; Submission to Jurisdiction; Waiver of Trial.

(a)         This Agreement, and all Actions (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the Law of the State of Delaware, without regard to the choice of law or conflicts of law principles thereof. The Parties expressly waive any right they may have, now or in the future, to demand or seek the application of a governing Law other than the Law of the State of Delaware.

(b)         Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court shall not have jurisdiction, any federal court of the United States of America sitting in Delaware, of if jurisdiction is not then available in such federal court, then in any Delaware state court siting in New Castle County) and any appellate court from any appeal thereof (the “Chosen Courts”) in any Action arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in such courts, (ii) agrees that any claim in respect of any such Action may be heard and determined in the Chosen Courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action in the Chosen Courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in the Chosen Courts. Each of the Parties agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents, to the fullest extent permitted by Law, to service of process in the manner provided for notices in Section 4.5. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.2(c).

Section 4.3          Survival of Covenants.  Except as expressly set forth in this Agreement, the Separation Agreement, any other Transaction Document or the Merger Agreement, the covenants and other agreements contained in this Agreement and each other Transaction Document, a liability for the breach of any obligations contained herein or therein, shall survive each of the Reorganization, the Distribution and the Merger, and shall remain in full force and effect.

Section 4.4          Waivers of Default.  Any Party may, at any time prior to the Closing, by action taken by its board of directors, a committee thereof or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or (without limiting Section 4.12) agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement; provided, that any such waiver, amendment or modification by SpinCo shall be subject to the prior written consent of Clover (except as otherwise provided in Section 2.1(d) of the Separation Agreement). No waiver by any of the Parties of any breach hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by any of the Parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver.

Section 4.5         Notices.  All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by email (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), addressed as follows:

If to Moon then to:

Ingersoll-Rand plc
170/175 Lakeview Drive
Airside Business Park, Swords, Co. Dublin, Ireland
Attention: Evan M. Turtz
Email: Evan_Turtz@irco.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:         Scott A. Barshay
Steven J. Williams
Email:              sbarshay@paulweiss.com; swilliams@paulweiss.com

If to SpinCo, then to:

800 Beaty Street
Building A
Davidson, North Carolina 28036
Attention: Legal Department

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:         Marni Lerner
Mark Pflug
Email:              mlerner@stblaw.com; mpflug@stblaw.com

Section 4.6          Termination.  This Agreement may not be terminated except by an agreement in writing signed by each of the Parties.  In the event of such termination, this Agreement shall become void and no Party, or any of its officers and directors, shall have any liability to any Person by reason of this Agreement.

Section 4.7          Severability.  If any provision of this Agreement, or the application of any provision to any Person or circumstance, is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 4.8          Entire Agreement.  This Agreement, the Separation Agreement, the other Transaction Documents, the Merger Agreement, the Confidentiality Agreement (as defined in the Merger Agreement) including any related annexes, Exhibits and Schedules, as well as any other agreements and documents referred to herein and therein, shall together constitute the entire agreement between the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

Section 4.9          Assignment; No Third-Party Beneficiaries.  No Party may assign its rights or delegate its duties under this Agreement without the written consent of the other Parties. Any attempted assignment or delegation in breach of this Section 4.9 shall be null and void, except that (without limiting any other provision of this Agreement, the Separation Agreement, the Merger Agreement or any other Transaction Agreement) a Party may assign any or all of its rights and obligations under this Agreement in connection with a sale or disposition of any assets or entities or lines of business of such Party or in connection with a merger transaction in which such Party is not the surviving entity; provided, however, that in each case, no such assignment shall release such Party from any liability or obligation under this Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any rights or remedies under or by reason of this Agreement, except as provided in Article VI of the Separation Agreement with respect to Indemnified Parties (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons); provided, however, that Clover shall be a third-party beneficiary of the rights of SpinCo as provided in this Agreement.

Section 4.10        Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Separation Agreement or any Transaction Document (except as otherwise provided therein), the Party who is, or is to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its rights under this Agreement, the Separation Agreement or such other Transaction Document. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties to this Agreement.

Section 4.11        Amendment.  No provision of this Agreement (except as otherwise provided herein or as provided in Section 2.1(d) of the Separation Agreement) may be amended or modified except by a written instrument signed by each of the parties hereto or thereto, as applicable.  In addition, any such amendment or modification shall be subject to the written consent of Clover (except as otherwise provided in Section 2.1(d) of the Separation Agreement).

Section 4.12        Rules of Construction. Unless the context of this Agreement otherwise requires:

(a)        (A) Words of any gender include each other gender and neuter form; (B) words using the singular or plural number also include the plural or singular number, respectively; (C) derivative forms of defined terms will have correlative meanings; (D) the terms “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words refer to this entire Agreement; (E) the terms “Article,” “Section,” “Annex,” “Exhibit,” and “Schedule,” refer to the specified Article, Section, Annex, Exhibit, or Schedule  of this Agreement and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs; (F) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and (G) the word “or” shall be disjunctive but not exclusive.

(b)        References to Contracts (including this Agreement) and other documents or Laws shall be deemed to include references to such Contract, document or Law as amended, supplemented or modified from time to time in accordance with its terms and the terms hereof, as applicable, and in effect at any given time (and, in the case of any Law, to any successor provisions).

(c)          References to any federal, state, local, foreign or supranational statute or other Law shall include all regulations promulgated thereunder.

(d)         References to any Person include references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person succeeding to its functions and capacities.

(e)         The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. The Parties acknowledge that each Party and its attorney has reviewed and participated in the drafting of this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(f)         Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g)         The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h)         The term “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(i)          All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP unless the context otherwise requires.

(j)          All monetary figures shall be in United States dollars unless otherwise specified.

Section 4.13       Captions; Counterparts.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of any signature page by facsimile, electronic or .pdf transmission shall be binding to the same extent as an original signature page.

Section 4.14        Performance.  Moon will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any other Transaction Document to be performed by any member of the Moon Group.  SpinCo will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement or in any other Transaction Document to be performed by any member of the SpinCo Group.  Each Party (including its permitted successors and assigns) further agrees that it will (a) give timely notice of the terms, conditions and continuing obligations contained in this Section 4.14 to all of the other members of its Group, and (b) cause all of the other members of its Group not to take any action inconsistent with such Party’s obligations under this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby.

Section 4.15        Dispute Resolution.  Any dispute, controversy or claim arising out of or relating to this Agreement, to the extent not specified in this Agreement, shall be resolved in accordance with Article VIII (Dispute Resolution) of the Separation Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Real Estate Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

Ingersoll-Rand plc, a Republic of Ireland public limited company

By:	/s/ Sara W. Brown
Name: Sara W. Brown
Title: Assistant Secretary

Ingersoll-Rand U.S. Holdco, Inc., a Delaware corporation

By:	/s/ Sara W. Brown
Name: Sara W. Brown
Title: Assistant Secretary

[Signature Page to Real Estate Matters Agreement]